Exhibit 10.8
Millendo Therapeutics, Inc.
Inducement Grant Outside of
2012 Stock Incentive Plan

Option Agreement
(Nonstatutory Stock Option)

1. Grant of Option.

This agreement (“Agreement”) evidences the grant by Millendo Therapeutics, Inc., a Delaware corporation (formerly known as OvaScience, Inc.) (the “Company”), on [●] (the “Grant Date”) to [●], an employee, consultant and/or director of the Company (the “Participant”), of an option to purchase, in whole or in part, a total of [●] shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $[●] per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on [●] (the “Final Exercise Date”).

It is intended that the option evidenced by this Agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

The option is granted in compliance with NASDAQ Listing Rule 5634(c)(4) as a material inducement to the Participant entering into employment with the Company. The option is granted outside of, but subject to the terms of, the Company’s 2012 Stock Incentive Plan (the “Plan”) and other relevant Plan provisions as if the option had been granted as a Nonstatutory Stock Option under Section 5 of the Plan, provided that for the avoidance of doubt, the shares of Common Stock subject to this option shall not reduce and shall have no impact on the number of shares available for grant under the Plan. If there is any conflict between the terms in this Agreement and the Plan, the terms of the Plan will control.

2. Vesting Schedule.

This option will become exercisable (“vest”) as to 25% of the original number of Shares on the first anniversary of the Vesting Commencement Date and as to the remaining Shares in equal monthly installments over 36 months following the first anniversary of the Vesting Commencement Date. For purposes of this Agreement, “Vesting Commencement Date” shall mean [●].
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this option shall be accompanied by a completed Notice of Stock Option Exercise in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship. If, prior to the Final Exercise Date, the Participant is given notice by the Company of the termination of his or her employment or other relationship by the Company for Cause, and the effective date of such employment or other termination is subsequent to the date of the delivery of such notice, the right to exercise this option shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s employment or other relationship shall not be terminated for Cause as provided in such notice or (ii) the effective date of such termination of employment or other relationship (in which case the right to exercise this option shall, pursuant to the preceding sentence, terminate immediately upon the effective date of such termination of employment or other relationship). If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant’s employment or other relationship shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4. Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5. Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

6. Provisions of the Plan.

This option is subject to the provisions of the Plan (including the provisions relating to amendments to the Plan), a copy of which is furnished to the Participant with this option.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

MILLENDO THERAPEUTICS, INC.

By:

	Name:	[●]
	Title:	[●]

SIGNATURE PAGE TO NONSTATUTORY STOCK OPTION AGREEMENT

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2012 Stock Incentive Plan.

PARTICIPANT

[●]
Address:

EXHIBIT A
NOTICE OF STOCK OPTION EXERCISE

Date:	(1)

Millendo Therapeutics, Inc.
[●]

Attention: Treasurer

Dear Sir or Madam:

I am the holder of a Nonstatutory Stock Option granted to me under the Millendo Therapeutics, Inc. (the “Company”) 2012 Stock Incentive Plan on [●] for the purchase of [●] shares of Common Stock of the Company at a purchase price of $[●] per share.

I hereby exercise my option to purchase (2) shares of Common Stock (the “Shares”), for which I have enclosed (3) in the amount of (4). Please register my stock certificate as follows:

Name(s):	(5)

Address:

Tax I.D. #	(6)

____________________________________
(1) Enter the date of exercise.
(2) Enter the number of shares of Common Stock to be purchased upon exercise of all or part of the option.
(3) Enter “cash”, “personal check” or if permitted by the option or Plan, “stock certificates No. and ”.
(4) Enter the dollar amount (price per share of Common Stock times the number of shares of Common Stock to be purchased), or the number of shares tendered. Fair market value of shares tendered, together with cash or check, must cover the purchase price of the shares issued upon exercise.
(5) Enter name(s) to appear on stock certificate: (a) Your name only; (b) Your name and other name (i.e., John Doe and Jane Doe, Joint Tenants With Right of Survivorship); or (c) In the case of a Nonstatutory option only, a Child’s name, with you as custodian (i.e., Jane Doe, Custodian for Tommy Doe). Note: There may be income and/or gift tax consequences of registering shares in a Child’s name.
(6) Social Security Number of Holder(s).
(7) [I represent, warrant and covenant as follows:

I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

I have had such opportunity as I have deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act, (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and (iv) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.]

Very truly yours,

(Signature)

_____________________________________
(7) The investment representation is not necessary if the issuance of the shares is covered by an effective registration statement on Form S-8.